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                              EXHIBIT 21

                             SUBSIDIARIES


NAME OF SUBSIDIARY                            JURISDICTION OF INCORPORATION
------------------                            -----------------------------
Perry Graphic Communications, Inc.*               Delaware

Judd's, Incorporated*                             Maryland

Shenandoah Valley Press, Inc.**                   Virginia

Port City Press, Inc.**                           Maryland

Mount Jackson Press, Inc.**                       Virginia

Judd & Detweiler, Inc.**                          District of Columbia

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 * Wholly-owned by Registrant
** Wholly-owned by Judd's, Incorporated